Exhibit 11                    Cullen/Frost Bankers, Inc.
                     Computation of Earnings Per Common Share
                       Primary and Fully Diluted (Unaudited)
                      (in thousands, except per share amounts)


                                             Nine Months Ended          Three Months Ended
                                                September 30                September 30
                                           --------------------         --------------------
Primary Earnings per Share                   1994         1993            1994        1993
                                           ---------  ---------         --------------------
Income before cumulative effect of
 accounting change                         $27,834      $30,489          $ 9,494     $11,977
Elimination of interest on 9.75%
 convertible subordinated debentures
 due 1996, net of tax                                        54
                                           --------     --------         --------    -------
Income applicable to common stock before
  cumulative effect of accounting change    27,834       30,543            9,494      11,977
Cumulative effect of accounting change                    8,439
                                           --------     --------         ---------   -------
Net income applicable to common stock      $27,834      $38,982          $ 9,494     $11,977
                                           ========     ========         =========   =======

Weighted average shares outstanding         11,045       10,896           11,070      10,972
Addition from assumed exercise of
 stock options                                 169          191              172         194
Addition of assumed conversion of
 9.75% convertible subordinated
 debentures due 1996                                         53
                                           --------     --------         ---------   -------
Weighted average number of common
 shares outstanding                         11,214       11,140           11,242      11,166
                                           ========     ========         =========   =======
Primary earnings per common share:
Income before cumulative effect of
 accounting change                         $  2.48       $ 2.74           $  .84      $ 1.07
Net Income                                    2.48         3.50              .84        1.07


                                              Nine Months Ended         Three Months Ended
                                                 September 30               September 30
                                           ----------------------      ---------------------
Fully Diluted Earnings per Share             1994          1993          1994        1993
                                           ---------     --------      ---------   ---------
Income before cumulative effect of
 accounting change                         $27,834       $30,489         $ 9,494     $11,977
Elimination of interest on 9.75%
 convertible subordinated
 debentures due 1996, net of tax                              54
                                           --------     ---------        -------     -------
Income applicable to common stock before
 cumulative effect of accounting change     27,834        30,543           9,494      11,977
Cumulative effect of accounting change                     8,439
                                           --------     ----------       -------     -------
Net income applicable to common stock      $27,834       $38,982         $ 9,494     $11,977
                                           ========     ==========       =======     =======
Weighted average shares outstanding         11,045        10,896          11,070      10,972
Addition from assumed exercise  of
 stock options                                 181           193             176         194
 Addition of assumed conversion of
 9.75% convertible subordinated
 debentures due 1996                                          53
                                          ---------     ---------        --------    -------
Weighted average number of common
 shares outstanding                         11,226        11,142         $11,246     $11,166
                                          =========     =========        =======     =======
Fully diluted earnings per common share
Income before cumulative effect of
 accounting change                         $  2.48        $ 2.74         $   .84      $ 1.07
Net income                                    2.48          3.50             .84        1.07
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